Exhibit 10.16

COMMERCIAL INDUSTRIAL GROSS LEASE
1Basic Provisions (“Basic Provisions”).
1.1Parties. This Lease (this “Lease”), dated for reference purposes only as of November 12, 2025 (the “Effective Date”) is made by and between Townsend Street Associates, LLC, a California limited liability company (“Lessor”) and Neutron Holdings, Inc., a Delaware corporation (“Lessee”), (collectively, the “Parties,” or individually, a “Party”).
1.2Premises. The entire first (ground) floor of that certain two (2) story building with basement commonly known by the street addresses of 444 Townsend Street, 135 and 145 Bluxome Streets, San Francisco, California 94107 (the “Building”), shown on Exhibit A attached hereto (the “Premises”). The Parties agree (i) the Premises consists of 29,000 gross (after load factor) square feet on the ground floor of the Building, consisting of all rentable space on the ground floor, (ii) Premises 1 (defined in Paragraph 3.3 below) consists of 14,500 gross square feet (50%) of the Premises and (ii) Premises 2 (defined in Paragraph 3.3 below) consists of 14,500 gross square feet (50%) of the Premises. Notwithstanding anything to the contrary in this Lease, the Premises shall not be subject to remeasurement or modification for the duration of the Term of this Lease, as defined below, or any extension thereof. The Premises are a portion of San Francisco Tax Assessor’s Block 3785, Lot 004A. (See Section 2 for further provisions.)
1.3Term. Approximately five (5) years and five (5) months (“Term”) commencing on the date which is ninety (90) days after (i) the First Delivery Date (defined in Paragraph 3.3 below) for Premises 1 (defined in Paragraph 3.3 below) (the “First Commencement Date”) and (ii) the Second Delivery Date (defined in Paragraph 3.3 below) for Premises 2 (defined in Paragraph 3.3 below) (the “Second Commencement Date”) and ending on the last day of the calendar month in which the five (5) year, five (5) month anniversary of the Second Commencement Date occurs (the “Expiration Date”). Should Lessee substantially complete its contemplated improvements to Premises 1 prior to ninety (90) days after the First Delivery Date, then the date of substantial completion shall instead be the First Commencement Date. Should Lessee substantially complete its contemplated improvements to Premises 2 prior to ninety (90) days after the Second Delivery Date, then the date of substantial completion shall instead by the Second Commencement Date. Once the actual First Commencement Date is known, the parties shall execute a First Commencement Date letter confirming such date. Once the actual Second Commencement Date is known, the parties shall execute a Second Commencement Date letter confirming such date and the Expiration Date.
1.4Intentionally omitted.
1.5Base Rent. $96,666.67 per month (“Base Rent”), subject to annual increase and abatement as provided in Sections 4.1 and 4.2 below. (See Section 4.) Lessee shall pay one month of Base Rent upon execution of this Lease which shall be applied to the first full month (10th month) of the Term for which Base Rent is due. Should the Term start on a date other than the first day of a calendar month, Lessee shall pay a prorated portion of a month of Base Rent on the Commencement Date.

1.6Base Rent to be paid on lease execution. One (1) month’s Base Rent for the first full month of the Term for which Base Rent is due (see Section 1.5 above).
1.7Operating Expenses. Lessee shall pay to Lessor during the Term, in addition to the Base Rent, Lessee’s Share (defined below) of all Operating Expenses as defined in Section 4.3 of this Lease (“Operating Expenses”) in excess of Operating Expenses for the Base Year.
1.8Security Deposit. Five Hundred Eighty Thousand Dollars ($580,000.00) (“Security Deposit”), subject to periodic reduction as provided in Section 5 below. At Lessee’s option, the Security Deposit may be in the form of a letter of credit. (See Section 5 for further provisions.) If the letter of credit is not issued by the Effective Date, Lessee shall post the Security Deposit in cash and Lessor shall return the cash Security Deposit upon receipt of the letter of credit.
1.9Permitted Use. General office, software development, production, distribution and repair of Lessee’s products, and any other ancillary, legally permitted uses. (See Section 6 for further provisions.)
1.10Insuring Party. Lessor is the “Insuring Party.” (See Section 8 for further provisions.)
1.11Real Estate Brokers. The following real estate brokers (collectively, the “Brokers”) and brokerage relationships exist in this transaction and are consented to by the Parties: JLL represents the Lessee and Newmark represents Lessor. (See Section 15 for further provisions.)
2Premises.
2.1Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the Term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental and/or Operating Expenses, is an approximation which Lessor and Lessee agree is reasonable and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.
2.2Condition. Lessor shall deliver the Premises to Lessee clean and free of debris on the Commencement Date. Lessor warrants that, to the best of Lessor’s actual knowledge as of the Effective Date, the existing electrical, plumbing, lighting, heating, ventilating and air conditioning systems, loading doors, and all other such base building-type elements in the Premises, other than those constructed by Lessee, are in good operating condition and repair, and that the structural elements of the roof, bearing walls and foundation, of the Building are free of material defects and in compliance with all Applicable Requirements. Lessor is not presently aware of any material defects or any condition that would cause the Premises to be out of compliance with Applicable Requirements. Should any governmental authority require alterations to the Premises during the Term based on any violation of Applicable Requirements existing as of the Commencement Date, Lessor shall be responsible for curing any violations thereof which are not (i) the result of Lessee’s activities at the Premises or the Building or (ii) alterations (including without limitation the initial alterations contemplated by Lessee during the Early Access Period) performed by Lessee. If a non-compliance with the warranty set forth in the second sentence of this Section 2.2 exists as of the Commencement Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly, after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify the same at Lessor’s sole cost and expense. The warranty period shall be six (6) months from the Commencement Date. The term “Applicable Requirements” shall mean building codes, applicable laws, covenants or restrictions of record, regulations, and ordinances. As of the Commencement Date, Lessor shall be responsible for any code compliance for path of travel to the Premises as necessary for Lessee to secure a Certificate of Occupancy or its equivalent, unless the issue is the result of any Lessee Alteration. Lessee shall otherwise be responsible for code compliance within the Premises to the extent such compliance is required due to Lessee’s particular use that is materially different from a typical office, storage, or industrial use. Lessee shall also be responsible for code compliance outside of the Premises where the compliance issue is triggered by Lessee Alterations (initial or otherwise).
2.3Acceptance of Premises. Subject to the terms and conditions of this Lease, Lessee hereby acknowledges: (a) that it has been advised to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, security, environmental aspects, compliance with Applicable Requirements, as defined in Section 6.3) and the present and future suitability of the Premises for Lessee’s intended use, (b) that Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefore as the same relate to Lessee’s occupancy of the Premises and/or the Term of this Lease, and (c) that neither Lessor, nor any of Lessor’s agents, has made any oral or written representations or warranties with respect to the said matters other than as set forth in this Lease. If Lessee does not inform the Lessor within six (6) months of the Commencement Date that any of the items in the space do not properly work, Lessee hereby assumes full responsibility that all the items in the space are in operating condition.
3Term.
3.1Term. The Commencement Date, Expiration Date and Term of this Lease are as specified in Section 1.3.
3.2Intentionally omitted.
3.3Early Possession. Lessee is aware that as of the Effective Date part of the Premises is occupied by another tenant (the “Existing Tenant”) pursuant to an existing lease (the “Existing Lease”). Lessor represents to Lessee that the Existing Lease is scheduled to expire on December 31, 2026. Lessor shall use commercially reasonable efforts to terminate the Existing Lease and cause the Existing Tenant to vacate the entire Premises by December 31, 2025. In the meantime, at such time as Lessee delivers a signed copy of this Lease, proof of insurance, the prepaid Rent (Paragraph 1.6) and the security deposit (Paragraph 1.8), and at such time as an LTA (defined below) is fully executed between Lessor and the Existing Tenant, and the Existing Tenant has had a reasonable period of time to vacate Premises 1 (the date on which all of the foregoing requirements are satisfied, the “First Delivery Date”), Lessor shall deliver to Lessee (i) early access to the portion of the Premises not occupied by the Existing Tenant (“Premises 1”), and (ii) temporary access to and use of the second floor of the Building (for office use) and the basement (for storage use only) (collectively, the “Temporary Space”).
(a)From and after the First Delivery Date, Lessee’s access and use of Premises 1 shall be continuous and not subject to unreasonable or total interruption by Lessor or any third party.
(b)At such time thereafter as the Existing Lease is terminated and the Existing Tenant vacates the remaining portion of the Premises occupied by the Existing Tenant (“Premises 2”), Lessor shall deliver to Lessee early access to Premises 2 (the “Second Delivery Date”) and Lessee shall return possession of the Temporary Space, vacant and in substantially the same condition as when delivered, within a reasonable time after the Second Delivery Date not to exceed twenty one (21) days.
(c)Nothing in this Early Possession Section shall limit Lessee’s continued right of access to Premises 1 after the Second Delivery Date. While occupying the Temporary Space, Lessee shall reasonably cooperate with Lessor as needed to facilitate Lessor’s work in the Building, if any there may be from time to time, either to prepare portions of the Building for other occupancies or for any other good faith reason. If Lessor requires Lessee to relocate from any portion of the Temporary Space prior to the Second Delivery Date, Lessor shall provide Lessee with at least fifteen (15) days’ prior written notice, and any such relocation shall be to space of sufficient size and functionality to accommodate Lessee’s business activities as conducted within the Temporary Space prior to such relocation, and in a manner that does not unreasonably disrupt Lessee’s business operations or construction activities. In addition, if required in connection with negotiating early termination of the Existing Lease, Lessee shall vacate the Temporary Space to allow the Existing Tenant to occupy all or a portion of the Temporary Space provided that Lessor delivers Premises 2 to Lessee concurrently with such vacation. In all events, Lessee shall reasonably cooperate to reduce the scope of its occupancy of the Temporary Space as and when portions of the Premises are delivered.
(d)The time period beginning on the Effective Date and ending on the First Commencement Date (defined in Paragraph 1.3 above) is referred to as the “Premises 1 Early Access Period”. The time period beginning on the Second Delivery Date and ending on the Second Commencement Date (defined in Paragraph 1.3 above) is referred to as the “Premises 2 Early Access Period”.
(e)Lessee shall have no obligation to pay any rent for the Temporary Space during its occupancy thereof and until the occurrence of the First Delivery Date and the Second Delivery Date, as such dates occur, at which times and after expiration of the applicable free rent periods (Section 4.2) the provisions of Section 4.1 shall apply.

(f)Lessor shall deliver Premises 2 to Lessee, broom-clean and free of occupants, with utilities operational. Lessee shall have no obligation to pay Base Rent during the Premises 1 Early Access Period with respect to Premises 1 nor during the Premises 2 Early Access Period with respect to Premises 2. In all events, however, Lessee shall pay all utility charges for each of the Temporary Space, Premises 1 and Premises 2 for each of their respective Early Access Periods. Lessor shall reasonably estimate utility charges applicable to each Early Access Period.
(g)Lessor shall not unreasonably restrict Lessee’s permitted construction and installation work during any Early Access Period. Lessor shall provide continuous access to portions of the Premises as they are vacated by the Existing Tenant. Lessee shall reasonably cooperate with Lessor to minimize the impact of Lessee’s construction activities on existing tenants and shall otherwise comply with all Lessor’s reasonable construction rules and regulations. Lessor’s rules and regulations governing Lessee’s construction and installation work (the “Construction Rules”) will allow for work to be conducted during regular business hours, shall be fixed as of the Effective Date, and are attached hereto as Exhibit B.
(h)Should for any reason Lessor not reach agreement with the Existing Tenant on the terms and conditions of an early lease termination agreement (the “LTA”) for at minimum Premises 1 within fourteen (14) days of the Effective Date, then Lessor shall have the right to terminate this Lease by written notice to Lessee, provided that prior to or concurrently with such termination, and provided that Lessee has given Lessor documentation of such costs, Lessor shall reimburse Lessee for all reasonable, documented third-party costs actually incurred by Lessee following the Effective Date in reliance on this Lease (including architectural, design, permitting, and legal expenses). In addition, if Lessor exercises its termination right, Lessee shall be relieved of any obligation to deliver prepaid Rent or the Security Deposit. Conversely, if Lessor executes the LTA but fails to deliver Premises 1 for Lessee’s early access within thirty (30) days after the date of such LTA, Lessee shall have the right, upon ten (10) days’ written notice to Lessor, to terminate this Lease, in which case Lessor shall promptly return any prepaid Rent or Security Deposit previously delivered and reimburse Lessee for its reasonable, documented third-party costs incurred in reliance hereon incurred after the Effective Date. The foregoing termination right shall not relieve Lessor of its obligations set forth above to use its commercially reasonable efforts to reach agreement with the Existing Tenant on the LTA. Notwithstanding the provisions of Paragraphs 1.6, 1.8 or 3.3, Lessee shall have no obligation to deliver the prepaid Rent or the Security Deposit until Lessor notifies Lessee that it has signed an LTA with the Existing Tenant and waives in writing the termination right set forth above.
4Rent.
4.1Base Rent. (a) Lessee shall cause payment of Base Rent (in the amount specified in Section 1.5 above), Operating Expense reimbursement, Lessee’s Tax Share of Real Property Tax Increases, Lessee’s Share of Insurance Cost Increases, and other rent or charges, as the same may be adjusted from time to time, to be received by Lessor in lawful money of the United States, without offset or deduction (except as otherwise provided in this Lease), on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the Term which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of the calendar month involved. Payment of Base Rent and other charges shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee. The Base Rent will be increased by three percent (3%) every year during the Term on the anniversary of the Commencement Date. All Base Rent increases shall be effective without notice to Lessee to the extent provided in the Lease. Base Rent shall be prorated between Premises 1 and Premises 2 based on the percentages stated in Paragraph 1.2 during any period of time for which the full Base Rent is not due as a result of any delivery timing differences described in Paragraphs 1.3 and/or 3.3 above.
4.2Free rental periods. On a prorated basis between Premises 1 and Premises 2 based on the percentages stated in Paragraph 1.2, Base Rent shall be abated during the first nine (9) full months following (i) the First Commencement Date for Premises 1 and (ii) the Second Commencement Date for Premises 2. The Base Rent abatement described in this Section 4.2 shall be conditioned on the Lessee not being in default beyond all applicable notice and cure periods at any point during the Term. Should Lessee be in default beyond all applicable notice and cure periods at any time, (i) Rent abatement shall immediately cease and (ii) in the event that Lessor terminates this Lease in connection with such default during the initial Lease Term, as part of any damages claim, Lessor shall have the right to recover the unamortized amount of abated Base Rent under this Section 4.2.
4.3Operating Expenses. Commencing on January 1, 2027, Lessee shall pay to Lessor during the Term, in addition to the Base Rent, Lessee’s Share (as specified in Section 4.3(c)(ii) below) of the increases in all Operating Expenses, as hereinafter defined, as compared to the Base Year (as defined below in Section 8.1(a)) during each calendar year of the Term of this Lease, in accordance with the following provisions:
(a)“Operating Expenses” is defined, for purposes of this Lease, as all costs incurred by Lessor for the Building, if any, for:
(i)The cost of water, gas, electricity and garbage and disposal services to the extent applicable to Common Areas. Janitorial services for the Premises will not be provided by Lessor. Lessee shall provide its own janitorial within the Premises. If the Building becomes multi-tenanted, then Lessor will provide janitorial services for the common area only and said cost will be included in the definition of “Operating Expenses.” Until then, Lessee to provide janitorial to the common areas.
(ii)The operation, repair and maintenance, in neat, clean, good order and condition by Lessor, of the Common Areas and the parking area in front of the Building or in the Parking alley way, including without limitation:
(A)Elevator maintenance and tenant directories; and
(B)Any other service to be provided by Lessor to keep the Premises in good condition and repair or that is elsewhere in this Lease stated to be an

“Operating Expense”. Notwithstanding anything to the contrary in this Lease, Operating Expenses and Insurance Costs shall not include and Lessee shall in no event have any obligation to perform or to pay directly, or to reimburse Lessor for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses (collectively, “Costs”): (a) Costs occasioned by the act, omission or violation of any law by Lessor, any other occupant of the Project, or their respective agents, employees or contractors; (b) Costs occasioned by casualties or by the exercise of the power of eminent domain; (c) Costs to correct any construction defect in the Premises or the Project or to comply with any covenant, condition, restriction, underwriter’s requirement or law applicable to the Premises or the Project on the Commencement Date; (d) Costs of any renovation, improvement, painting or redecorating of any portion of the Project not made available for Lessee’s use; (e) Costs incurred in connection with negotiations or disputes with any other occupant of the Project and Costs arising from the violation by Lessor or any other occupant of the Project of the terms and conditions of any lease or other agreement: (f) insurance Costs for coverage not customarily paid by tenants of similar projects in the vicinity of the Premises, increases in insurance Costs caused by the activities of another occupant of the Project, and co-insurance payments; (g) Costs incurred in connection with the presence of any Hazardous Material, except to the extent caused by the release or emission of the Hazardous Material in question by Lessee; (h) interest, charges and fees incurred on debt; (i) any bad debt loss, rent loss, or reserves of any kind; (j) Costs of structural repairs to the Building; (k) Costs which could properly be capitalized under generally accepted accounting principles, except to the extent amortized over the useful life of the capital item in question; (l) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building vis-a-vis time spent on matters unrelated to operating and managing the Building; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Building manager; (m) Costs for services, supplies or repairs paid to Lessor or any affiliate of Lessor in excess of costs that would be payable in an “arm’s length” or unrelated situation for comparable services, supplies or repairs; (n) Costs of services, benefits or facilities made available to other lessees of the Building or Project but not to Lessee; (o) acquisition Costs for sculptures, paintings, and other art objects; (p) electricity or utility consumption by other tenants in excess of standard office use, the costs of Lessor’s installation of an electric sub-meter, water meter, or other utility meters for other tenants in the Project, and costs or expenses of utilities directly metered to tenants; (q) Costs of any other premises, building or project owned by the Lessor or its affiliates; (r) advertising and marketing Costs; (s) political or charitable contributions or dues or other Costs; and (t) fines, interest and penalties that derive from Lessor’s failure to pay expenses on a timely basis.
(b)The inclusion of the improvements, facilities and services set forth in Section 4.2(a)(ii) of the definition of Operating Expenses shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the property already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.
(c)Lessee’s Share of Operating Expenses.

(i)Square footage. For the purpose of allocating Operating Expenses it is determined that:
(A)The Premises is 29,000 gross rentable square feet.
(B)The Premises is part of the building group described as 434 & 444 Townsend Street and 135 & 145 Bluxome Street consist of 58,000 square feet excluding the basement (the “Project”). 450 Townsend consists of 17,500 square feet. Total property square footage is 75,500 square feet not including the basement.
(ii)Lessee’s Share of Operating Expenses Defined. Lessee’s Share of the increases in the Operating Expenses as compared to the Base Year shall be a percentage based on Lessee’s gross rentable square feet divided by the total gross rentable square footage of the area serviced or potentially serviced by the Operating Expense(s). “Lessee’s Share” shall be 50%, unless the Operating Expense is solely for Lessee’s benefit (in which case Lessee’s Share shall be 100%), benefits only certain lessees and has no benefit to Lessee (in which case, Lessee’s Share shall be 0%) or also includes the Lessor’s adjacent building at 450 Townsend Street, such as Real Estate Taxes and Insurance Costs (in which case, Lessee’s Share shall be 38.4%).
(d)Lessee’s Share of the increases of the Operating Expenses as compared to the Base Year shall be billed and payable by Lessee within thirty (30) days after a reasonably detailed statement of actual expenses as compared to the Base Year expenses is presented to Lessee by Lessor. Lessor shall have the right to estimate Lessee’s Share of monthly Real Property Taxes increases and Insurance Costs increases pursuant to Section 49 below.
(e)Lessor shall keep or cause to be kept separate and complete books of account covering costs and expenses incurred in connection with its maintenance and repair of the Building and Project. Upon Lessee’s written request, Lessor will make available for Lessee’s review in Lessor’s offices in the Project (or via e-mail, internet, or other electronic method), all records and documents used in preparing all statements for Operating Expenses, Insurance Costs and Real Property Taxes for any given year of the Term of this Lease. If an audit of Lessor’s Operating Expenses, Insurance Costs and Real Property Taxes, conducted by an independent certified public accountant retained by Lessee for such purpose, demonstrates that the amount of Lessor’s Operating Expenses, Insurance Costs and/or Real Property Taxes is at least 5% less than the amount set forth in Lessor’s statements for such year, then Lessor shall reimburse Lessee for the reasonable out-of-pocket costs of the audit.
(f)Notwithstanding anything to the contrary in this Lease, Lessor’s reasonable estimate of the cost in the Base Year had it been incurred in the Base Year of any new category of expense incurred as an Operating Expense or Insurance Cost in any year after the Base Year (the “Comparison Year”) and not included as an Operating Expense or Insurance Cost in the Base Year shall, for any such Comparison Year in which such cost is so incurred, be added to and included as an Operating Expense or Insurance Cost in the Base Year as if such cost were incurred and/or paid in the Base Year. For the avoidance of doubt, increases in Real Property Taxes and similar charges (including but not limited to business taxes, margin or gross receipt taxes, or any other similar government-imposed charge) whether due to increases in the millage rate, taxable value, imposition of a new direct assessment (or increase to an existing assessment), or any other reason shall not be considered a new category of expense and shall not be subject to this section 4.3(f).
4.4Building hours and Security Lessee shall have access to the Premises 24 hours per day, 7 days per week, 365 days per year. All Security for the Lessee Premises shall be installed and paid for by the Lessee, subject to Lessor’s reasonable approval and otherwise subject to the provisions of Section 7.3 below (Alterations).
5Security Deposit. Lessee shall deliver to Lessor upon execution hereof $580,000.00 as security for Lessee’s faithful performance of Lessee’s obligations under this Lease. At Lessee’s option, the Security Deposit may be in the form of a letter of credit drawn on a bank and in a form with terms reasonably acceptable to Lessor. Should Lessee elect to use a letter of credit for the security deposit, Lessee shall not delay the execution of the Lease as a result and if necessary to avoid delay, Lessee shall post a cash security deposit and replace it at a later date with the letter of credit when Lessee’s bank is ready to issue it. If Lessee fails to pay Base Rent or other rent or charges due hereunder, or otherwise Defaults under this Lease (as defined in Section 13.1), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys’ fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall, within ten (10) business days after written request therefor, deposit moneys with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease, or restore the letter of credit to the amount required by this Lease. Lessor shall, at the expiration or earlier termination of the Term and after Lessee has vacated the Premises, return to Lessee (or, at Lessor’s option, to the last assignee, if any, of Lessee’s interest herein), that portion of the Security Deposit not used or applied by Lessor within sixty (60) days of expiration or early termination of this Lease. Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any moneys to be paid by Lessee under this Lease. Lessee hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, which (i) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (ii) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Lessor may, in addition, claim those sums reasonably necessary to compensate Lessor for any loss or damage caused by Lessee’s default of this Lease, including, but not limited to, all damages or Rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code.
6Use. Lessee shall use and occupy the Premises only for the Agreed Use and for no other purpose without Lessor’s prior consent. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that unreasonably disturbs occupants of or causes damage to neighboring premises or properties.

6.1Hazardous Substances.
(a)Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or, (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, and Lessor hereby consents to Lessee using lithium-ion batteries in the Premises, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any risk of contamination or damage in violation of Applicable Requirements or expose Lessor to any liability therefor under Applicable Requirements.
(b)Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.
(c)Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises including through the plumbing or sanitary sewer system and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required for the cleanup of any contamination of and for the maintenance, security and /or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the Term of this Lease, by or for Lessee, its agents or employees.

(d)Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, its agents or employees in violation of Applicable Requirements or this Lease (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Lessee). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease to the extent such costs are proximately caused by Lessee, its agents, or employees, but in no event shall survive the statute of limitations for a claim under which such costs may be recovered. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.
(e)Lessor Indemnification. In addition to the indemnification obligations of Lessor set forth in Section 8.7 below, Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and agents, harmless from and against any and all environmental damages, including the cost of remediation, which result from Hazardous Substances which existed on the Premises prior to Lessee’s occupancy or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessor from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessee in writing at the time of such agreement.
(f)Existing Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessee’s occupancy. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agent to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.
(g)Lessor Remediation. If a Hazardous Substance Condition (see Section 9.1(e)) occurs during the Term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Section 6.2(d) and Section 13), Lessor shall investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s sole cost and expense, in which event this Lease shall continue in full force and effect.

6.2Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in the Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, comply with all Applicable Requirements, the requirement of any applicable fire insurance underwriter or rating bureau, and the commercially reasonable recommendations of Lessor’s engineers and/or consultants which relate in any manner to the such Applicable Requirements, without regard to whether such Applicable Requirements are now in effect or become effective after the Commencement Date. Lessee shall, within ten (10) days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.
6.3Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Section 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and during Lessee’s usual business hours after at least 24 hours written notice, identifying the parties by name and reasonably cooperating with Lessee, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. Consultants shall be subject to the same terms of confidentiality to which Lessor has agreed with respect to Lessee’s business and operations not generally known to the public, including but not limited to confidential information and trade secrets. The cost of any such inspections shall be paid by Lessor, unless a violation or Applicable Requirements, or a Hazardous Substance Condition (see Section 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination and is Lessee’s responsibility hereunder and Lessor provides all relevant information related thereto to Lessee. In addition, Lessee shall provide copies of all relevant safety data sheets (SDS) to Lessor within ten (10) days of the receipt of a written request therefor.
7Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.
7.1Lessee’s Obligations.
(a)Subject to the provisions of Sections 2.2 (Condition), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation). Lessee, at Lessee’s expense shall keep in good order, condition, and repair the Premises, Utility Installations intended for Lessee’s exclusive use, provided that they are easily accessible to Lessee and not under a slab, within walls, or unexposed utility lines and Alterations. At such time, if ever, that air conditioning is installed in the Premises, Lessee shall procure and maintain, at Lessee’s expense, a ventilating and air conditioning system maintenance contract, with respect to such air condition system located within the Premises or serving the Premises exclusively (wherever located). Lessor reserves the right to procure and maintain the ventilating and air conditioning system maintenance contract and if Lessor so elects, Lessee shall reimburse Lessor, upon demand, for the actual out-of-pocket cost thereof.
(b)If Lessee fails to perform Lessee’s obligations under this Section or under any other Section of this Lease beyond all applicable notice and cure periods, Lessor may enter upon the Premises after ten (10) days’ prior within notice to Lessee (except in the case of emergency, in which no notice shall be required), perform such obligations on Lessee’s behalf and put the Premises in good order, condition, and repair, and the actual reasonable out-of-pocket cost thereof together with interest thereon in the amount of the lesser of (the “Interest Rate”) (i) 10% and (ii) the maximum rate then allowable by law, which such amounts shall be due and payable as “Additional Rent” to Lessor together with Lessee’s next Base Rent installment.
7.2Lessor’s Obligations.
(a)Failure to Perform: Subject to the provisions of Sections 2.2 (Condition), 4.2 (Operating Expenses), 6 (Use) 7.1 (Lessee’s Obligations), 7.2 (Lessors work) 9 (Damage or Destruction), 13.5 (Breach by Lessor), and 14 (Condemnation) and except for damage caused by any negligent or intentional act or omission of Lessee, Lessee’s employees, suppliers, shippers, customers, or invitees, in which event Lessee shall repair the damage, Lessor, at Lessor’s expense, subject to reimbursement pursuant to Section 4.2 (Operating Expenses), shall keep in good condition and repair the foundation, floor slab, bearing walls, exterior walls, and roof of the Premises, as well as providing the services for which there is an Operating Expense pursuant Section 4.2 (Operating Expenses). Lessor shall be responsible for the maintenance, repair, and replacement of all exterior doors, windows, and plate glass of other portions of the Building not constituting the Premises (including frames and seals), except to the extent any such repair or replacement is necessitated by the negligence or willful misconduct of Lessee. Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor’s expense or to terminate this Lease because of Lessor’s failure to keep the Premises in good order, condition and repair. Lessor shall not be liable for damages or loss of any kind or nature by reason of Lessor’s failure to furnish any services when such failure is caused by accident, breakage, repairs, strikes, lockout, or other labor disturbances or disputes of any character, or by any other cause beyond the reasonable control of Lessor. If Lessor fails to perform Lessor’s obligations under this Section 7.2, Lessee may, after thirty (30) days’ prior written notice to Lessor (except in the case of an emergency, in which case the only notice which shall be required is a minimum of a forty-eight hours e-mail notice and/or a commercially reasonable notice given the circumstances), perform such obligations upon Lessor’s behalf and put the Premises in good order, condition and repair, and Lessor shall promptly pay to Lessee (or provide a Rent credit for Rent next due and owing under the Lease) a sum equal to the actual reasonable out-of-pocket cost thereof.
(b)Lessee Improvement Allowance: Lessor will provide a Lessee Improvement Allowance for the construction of initial improvements Not to Exceed One Million One Hundred Sixty Thousand Dollars ($1,160,000.00) (the “Lessor’s Contribution”) which equates to approximately Forty Dollars ($40.00) per RSF of the ground floor, all of which Lessee may use toward hard construction costs, permit fees, architectural fees, and engineering fees related costs of initial improvements to the ground floor of the Premises only and otherwise as approved by Lessor. Any other costs, including without limitation design, permit, architectural and other typical soft costs, over and above Lessor’s Contribution shall be paid by Lessee. Lessor’s delivery of the Premises shall be in accordance with this Lease (free of debris). Lessor shall pay Lessor’s Contribution to Lessee on a monthly basis within thirty (30) days of receipt of paid invoices and unconditional lien releases in statutory form, in installments as the costs of architectural and engineering services and improvement work become due, until the full Lessor’s Contribution has been expended. If Lessee has not used all of Lessor’s Contribution within twelve (12) months following the earlier of (i) the Delivery Date of Premises 2 or (ii) the date on which Lessee receives all required governmental approvals or permits necessary to commence its initial improvements after acting diligently and with all due speed. Any portion of the Lessor’s Contribution remaining unused after such period shall revert to Lessor only to the extent the failure to utilize such funds is not due to Lessor’s delay in delivering possession or providing required approvals.
No portion of the Lessor’s Contribution may: (i) be applied to the cost of equipment, trade fixtures, moving expenses, furniture, signage, or free rent; (ii) be applied to any portion of the Premises that is subject to a sublease; or (iii) be used to prepare any portion of the Premises for a proposed sublessee or assignee.
Lessee shall be responsible for any FF&E, tele‐data, wiring, or moving costs. Notwithstanding anything to the contrary in this Lease, other than the removal of tele-data wiring and alterations identified by Lessor by written notice to Lessee at the time of plan approval, Lessee shall have no obligation to restore the Premises or to remove any Alterations or other improvements upon early termination or at the expiration of the Term of this Lease, unless notified by Lessor in writing to Lessee upon approval of Lessee’s improvement work. Notwithstanding the foregoing, office and meeting room enclosures/demising walls, normal office improvements, as well as kitchenette improvements, shall not be subject to restoration by Lessee at the end of the Term. Final plans will be reasonably approved in writing by both parties prior to the start of construction. Lessor shall not charge a construction supervision fee.
(c)Lessee’s work shall be done in a reasonable and workmanlike manner and is subject to the reasonable approval of Lessor. Lessee shall cause its initial improvements and all other Alterations (if any) thereafter to be completed (with final permit signoff from the City of San Francisco) within a reasonable time period. Lessee’s work has to be performed equal to or greater than the existing Premises building standard, which such standard shall be deemed met by Lessor’s approval of such work. Lessee will give Lessor at least ten (10) days’ notice before commencing construction of the initial Alterations. Lessee shall comply with Lessor’s construction rules attached hereto as Exhibit B.
7.3Utility Installations; Trade Fixtures; Alterations.
(a)Definitions: Consent Required. The term “Utility Installations” is used in this Lease to refer to all carpeting, window coverings, air lines, power panels, electrical distribution, security, fire protection systems, communication systems, lighting fixtures, heating, ventilating, and air conditioning equipment, plumbing, and fencing in, on or about the Premises.

The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements on the Premises other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor as defined in Section 7.4(a). Lessee shall not make any Alterations or Utility Installations in, on, under or about the Premises without Lessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Lessee may, however, make non-structural Alterations and Utility Installations to the interior of the Premises (excluding the roof), as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative project cost thereof does not exceed $150,000. If Lessee is not required to obtain Lessor’s approval, then Lessee, in order to be allowed to make any alterations (including signs in Section 34) etc., allowed by this Section of the Lease, shall comply with all requirements of Section 7.3(b) except the requirement to obtain Lessor’s approval.
(b)Consent. Any Alterations or Utility Installations that Lessee shall desire to make after the Commencement Date of this Lease, and which require the consent of Lessor shall be presented to Lessor in written form with proposed detailed plans. All consents given by Lessor, whether by virtue of Section 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Lessee’s acquiring all applicable permits required by governmental authorities, (ii) the furnishing of copies of such permits together with a copy of the Plans and Specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon, (iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner, and (iv) use of a licensed contractor who will be required to supply Lessee and Lessor proof of workmen’s compensation insurance (minimum of $1,000,000 coverage) prior to starting the work. For Alterations, which cost more than $150,000, Lessor has the right to approve the contractor, which shall not be unreasonably withheld. Any Alterations or Utility Installations by Lessee during the Term of this Lease shall be done in a good and workmanlike manner, with good and sufficient new or like-new materials, and in compliance with all Applicable Requirements. Lessee shall promptly upon completion thereof furnish Lessor with as-built Plans and Specifications therefor. Tenant shall complete Alterations expeditiously and in a good and workmanlike manner, using licensed and bonded contractors and professionals.
(c)Lien Protection/Indemnification. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanics’ or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days’ notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy or bond-over any such adverse judgment that may be rendered thereon before the enforcement thereof against Lessor or the Premises.

7.4Ownership; Removal; Surrender; and Restoration.
(a)Ownership. Subject to Lessor’s rights to require their removal or become the owner thereof as hereinafter provided in Section 7.4, all Alterations and Utility Additions made to the Premises by Lessee shall be the property of and owned by Lessee but considered a part of the Premises. Lessor may, at any time and at its option, elect in writing to Lessee to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per subsection 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon and be surrendered by Lessee with the Premises.
(b)Removal. Lessee shall be responsible for removal of any FF&E, tele‐ data, wiring, any Alteration or Utility Installation made without Lessor’s consent or on which Lessor conditioned its consent at the time of approval on Lessee removing the subject Alteration or Utility Installation, subject to Section 7.2(b). Other than as provided immediately above, Lessee shall have no obligation to restore the Premises at the expiration or earlier termination of the Term of this Lease, unless notified in writing by Lessor upon approval of Lessee improvement work plans, and notwithstanding anything to the contrary in this Lease, Lessee shall not be required to restore any initial Alterations to the Premises described in Section 7.2(b) except as provided in that section. The final plans will be reasonably approved by both parties prior to the start of construction. Lessor shall not charge a construction supervision fee.
(c)Surrender/Restoration. Lessee shall surrender the Premises by the end of the last day of the Term of this Lease or any earlier termination date, with all of the improvements, parts and surfaces thereof clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear, and fire and other casualty excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified in writing by Lessor, the Premises, as surrendered, shall include the Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee’s Trade Fixtures, furnishings, equipment, and Alterations and/or Utility Installations, as well as the removal of any storage tank installed by or for Lessee, and the removal, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by applicable federal, state or local law (“Applicable Law”) and/or good practice. Unless otherwise agreed to at the time of installation, Lessee’s Trade Fixtures shall remain the property of Lessee, may be removed at any time during the Term of this Lease, and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease upon early termination or expiration of this Lease.
8Insurance; Indemnity.
8.1Payment of Insurance Premium and Related Increases.
(a)Lessee shall pay to Lessor Lessee’s Share of the cost of any increase in insurance premiums related to the Premises incurred after the Base Year during the Term of this

Lease. The base period will be calendar year 2026 (the “Base Year”). “Insurance Cost” is defined as any cost and related increase in the cost of the insurance required under Sections 8.2(b), 8.3(a) and 8.3(b). “Insurance Cost Increase” shall include, but not be limited to, increases resulting from the nature of Lessee’s occupancy, any act or omission of Lessee, requirements of the holder of a mortgage or deed of trust covering the Premises, increased valuation of the Premises, and/or a premium rate increase.
(b)Lessee shall pay any such Insurance Premiums and related increases to Lessor within thirty (30) days after receipt by Lessee of a copy of the premium statement or other reasonable evidence of the amount due. If the insurance policies maintained hereunder cover other property besides the Premises, Lessor shall also deliver to Lessee a statement of the amount of such Insurance Cost Increase attributable only to the Premises showing in reasonable detail the manner in which such amount was computed. Premiums for policy periods commencing prior to, or extending beyond, the Term of this Lease shall be prorated to correspond to the Term of this Lease.
8.2Liability Insurance.
(a)Carried by Lessee. Lessee shall obtain and keep in force during the Term of this Lease a General Liability policy of insurance protecting Lessee, Lessor and any Lenders whose names have been provided to Lessee (as additional insureds via blanket endorsement) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas attached thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an “Additional Insured - Managers or Lessor of Premises” endorsement and contain the “Amendment of the Pollution Exclusion” for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured people or organizations but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.
(b)Carried By Lessor. In the event Lessor is the Insuring Party, Lessor shall also maintain liability insurance described in Section 8.2(a), above, in addition to, and not in lieu of, the insurance required pursuant to the provisions of this Lease to be maintained by Lessee. Lessee shall not be named as an additional insured therein. Lessor’s cost for the coverage contemplated by this section shall be included within the definition of “Insurance Costs”.
8.3Property Insurance -- Building, Improvements and Rental Value.
(a)Building and Improvements. The Insuring Party shall obtain and keep in force during the Term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and to the holders of any mortgages, deeds of trust or ground leases on the Premises

(“Lender(s)”), insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Building, as the same shall exist from time to time, or the amount required by Lenders, but in no event more than the reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. Lessee Owned Alterations and Utility Installations shall be insured by Lessee under Section 8.4. If the coverage is available and appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered cause of loss, but not including plate glass insurance. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clauses, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted US Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located.
(b)Rental Value. Lessor shall, in addition, obtain and keep in force during the Term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and Lender(s), insuring the loss of the full rental and other charges payable by Lessee to Lessor under this Lease for one (1) year (including all real estate taxes, insurance costs, and any scheduled rental increases). Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year’s loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, property taxes, insurance premium costs and other expenses, if any, otherwise payable by Lessee, for the next twelve (12))-month period. Operating Expenses shall include any commercially reasonable deductible amounts (not to exceed $50,000 per occurrence) in the event of such loss.
(c)Adjacent Premises. If the Premises are part of a larger building, or if the Premises are part of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.
(d)Lessee’s Improvements. Lessor shall not be required to ensure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.
8.4Lessee’s Property Insurance. Subject to the requirements of Section 8.5, Lessee, at its cost, shall either by separate policy or, at Lessor’s option, by endorsement to a policy already carried, maintain insurance coverage on all of Lessee’s personal property, Lessee Owned

Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by the Insuring Party under Section 8.3. Such insurance may be full replacement cost coverage. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property or the restoration of Lessee Owned Alterations and Utility Installations. Lessee shall be the insuring Party with respect to the insurance required by this Section 8.4 and shall provide Lessor with written evidence that such insurance is in force.
8.5Insurance Policies. Insurance required hereunder shall be in companies duly licensed to transact business in the State of California, and maintaining during the policy term a “General Policyholders Rating” of at least A, V, or such other rating as may be required by a Lender having a lien on the Premises, as set forth in the most current issue of “Best’s Insurance Guide.” Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Section 8. Lessee shall cause to be delivered to Lessor certificates of insurance evidencing the existence and amounts of, the insurance, and with the additional insureds, required under Sections 8.2(a) and 8.4. No such policy shall be cancelable or subject to modification except after ten (10) days prior written notice to Lessor. Lessee shall at least ten (10) days prior to the expiration of such policies, furnish Lessor with evidence of renewals pursuant to certificates of insurance or “insurance binders” evidencing renewal thereof, or after applicable notice and cure periods, Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Neither party shall have the right to self-insure the insurance required by them to be carried pursuant to the provisions of this Lease.
8.6Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, Lessee and Lessor (“Waiving Party”) each hereby releases and relieves the other, and waive their waives its entire right to recover damages (whether in contract or in tort) against the other, for loss of or damage to the Waiving Party’s property arising out of or incident to the perils required to be insured against under Section 8. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required or by any deductibles applicable thereto. Lessor and Lessee agree to have their respective insurance companies issuing property damage insurance waive any right to subrogation that such companies may have against Lessor or Lessee as the case may be, so long as the insurance is not invalidated thereby.
8.7Indemnity. Except for negligence or willful misconduct of Lessor, its agents, employees or contractors and/or breach of this Lease and/or violation of Applicable Requirements, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground Lessor, partners and Lenders, from and against any and all claims, loss or rents and/or damages, costs, liens, judgments, penalties, permits, attorney’s and consultant’s fees, expenses and/or liabilities to the extent arising out of, involving, or in dealing with, the occupancy of the Premises by Lessee, the conduct of Lessee’s business, any act, omission or neglect of Lessee, its agents, contractors, employees or invitees to the extent due to Lessee’s negligence, willful misconduct or breach of this Lease, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee’s part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment, and whether well founded or not. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessee upon written notice from Lessor shall defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified. Further, the terms of Section 8.7 are hereby deemed to be reciprocal relative to area of the Building or Project lying outside the Premises, so long as the Building or Project is in the sole and exclusive control of the Lessor. Except for Lessee’s negligence or willful misconduct, Lessor shall indemnify, protect, defend and hold harmless the Premises, Lessee and its agents, partners and Lenders, from and against any and all claims, damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, Lessor’s gross negligence, willful misconduct, or a breach of the Lease by Lessor. If any action or proceeding is brought against Lessee by reason of any of the foregoing matters, Lessor shall upon notice defend the same at Lessor’s expense by counsel reasonably satisfactory to Lessee and Lessee shall cooperate with Lessor in such defense. Lessee need not have ﬁrst paid any such claim in order to be defended or indemnified.
8.8Exemption of Lessor from Liability. Except for the negligence or willful misconduct of Lessor, its agents, employees or contractors and/or breach of this Lease and/or violation of Applicable Requirements, Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of any other Lessee of Lessor. Notwithstanding Lessor’s negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee’s business or for any loss of income or profit therefrom.
9Damage or Destruction.
9.1Definitions.
(a)“Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than 50% of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.
(b)“Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations the repair cost of which damage or destruction is 50% or more of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations. In addition, damage or destruction to the Building other than Lessee Owned Alterations and Utility Installations of any Lessees of the Building, the cost of which damage and destruction is 50% or more of the then Replacement Cost of the Building shall, at the option of Lessor, be deemed to be Premises Total Destruction.
(c)“Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which was caused by an event required to be covered by the insurance described in Section 8.3(a), irrespective of any deductible amounts or coverage limits involved.
(d)“Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.
(e)“Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Section 6.2(a), in, on, or under the Premises.
9.2Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, the shortage in proceeds was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10)-day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within said period, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to make such restoration and repair as is reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect. If in such case Lessor does not so elect, then this Lease shall terminate sixty (60) days following the occurrence of the damage or destruction. Unless otherwise agreed, Lessee shall in no event have any right to reimbursement from Lessor for any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Section 9.3 rather than Section 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.
9.3Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful misconduct of Lessee (in which event Lessee shall make the repairs at Lessee’s expense and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Section 13), Lessor shall repair the Premises as soon as reasonably possible at Lessor’s expense, unless the cost of such repair shall exceed fifty percent (50%) of the Fair Market Value of the Premises at the time of the event causing the Premises Partial Damage, in which event Lessor may at Lessor’s option, either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor’s desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor’s intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage in excess of insurance proceeds at Lessee’s expense and without reimbursement from Lessor. Lessee shall provide Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following Lessee’s said commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible, and the required funds are available. If Lessee does not give such notice and provides the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor’s notice of termination.
9.4Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs (including any destruction required by any authorized public authority), either party to this Lease can terminate the Lease with twenty-four (24) hour written notice to the other party, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Lessee. In the event, however, that the damage or destruction was caused by Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee except as released and waived in Section 8.6.
9.5Damage Near End of Term. If at any time during the last six (6) months of the Term of this Lease there is damage for which the cost to repair exceeds one (1) month’s Base Rent, whether or not an Insured Loss, Lessor or Lessee may, at either party’s option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to the other party of such party’s election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, within twenty (20) days following the occurrence of the damage, or before the expiration of the time provided in such option for its exercise, whichever is earlier (“Exercise Period”), (i) exercising such option and (ii) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs. If Lessee duly exercises such option during said Exercise Period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during said Exercise Period, then Lessor may, at Lessor’s option, terminate this Lease as of the expiration of said sixty (60)-day period following the occurrence of such damage by giving written notice to Lessee of Lessor’s election to do so within ten (10) days after the expiration of the Exercise Period, notwithstanding any term or provision in the grant of option to the contrary.
9.6Abatement of Rent; Lessee’s Remedies.
(a)In the event of damage described in Section 9.2 (Partial Damage - Insured), whether or not Lessor or Lessee repairs or restores the Premises, the Base Rent, Operating Expenses, Real Property Taxes, insurance premiums, and other charges, if any payable by Lessee hereunder for the period during which such damage, its repair or the restoration continues (not to exceed the period for which rental value insurance is required under Section 8.3(b)), shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired. Except for abatement of Base Rent, Operating Expenses, Real Property Taxes, insurance premiums, and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such repair or restoration.
(b)If Lessor shall be obligated to repair or restore the Premises under the provisions of this Section 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee’s election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises within thirty (30) days after receipt of such notice, this Lease shall continue in full force and effect. “Commence” as used in this Section shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs. Unless such repair or restoration is required due to the action or inaction of Lessee at the Premises, the time periods set forth in this Section 9.6(b) shall be extended by a number of days equal to days of “Force Majeure Delay,” which shall mean and refer to delays caused by lockouts; labor disputes; acts of God; inability to obtain labor, materials or reasonable substitutes therefor; governmental restrictions, regulations or controls; judicial orders; enemy or hostile governmental action; civil commotion; acts of terror; fire or other casualty; and other causes beyond the reasonable control of the party obligated to perform.
9.7Hazardous Substance Conditions. If a Hazardous Substance Condition occurs, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by Applicable Law and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Section 13), Lessor may at Lessor’s option either

(i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition of Lessor’s desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor’s intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee’s commitment to pay for the investigation and remediation of such Hazardous Substance Condition in excess of insurance proceeds at Lessee’s expense and without reimbursement from Lessor except to the extent of an amount equal to twelve (12) times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with the funds required of Lessee or satisfactory assurance thereof within thirty (30) days following Lessee’s said commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such investigation and remediation as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor’s notice of termination. If a Hazardous Substance Condition occurs for which Lessee is not legally responsible, there shall be abatement of Lessee’s obligations under this Lease to the same extent as provided in Section 9.6(a) for a period of not to exceed twelve (12) months.
9.8Termination - Advance Payments. Upon termination of this Lease pursuant to this Section 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not required to be, used by Lessor under the terms of this Lease.
9.9Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.
9.10Force Majeure Delay. The time periods set forth in this Lease shall be extended by a number of days equal to days of “Force Majeure Delay,” which shall mean and refer to delays caused by lockouts; labor disputes; acts of God; inability to obtain labor, materials or reasonable substitutes therefor; governmental restrictions, regulations or controls; judicial orders; enemy or hostile governmental action; civil commotion; acts of terror; fire or other casualty; and other causes beyond the reasonable control of the party obligated to perform.
10Real Property Taxes.
10.1Payment of Taxes.
(a)Lessor shall pay the Real Property Taxes, as defined in Section 10.2, applicable to the Premises; provided, however, that commencing January 1, 2027, Lessee shall pay, in addition to rent, Lessee’s Tax Share (defined hereafter) of any increase in the Real Property Taxes over the Tax Base Year (as hereinafter defined) (“Real Property Tax Increases”). The “Tax Base Year” would be determined by taking the billing for the last half for fiscal year July 2025 to June 2026 and the first half of the fiscal year July 2026 to June 2027 applicable to the Building. Subject to Section 10.1(b), payment of any such Real Property Taxes and related increases (to the extent Lessee is responsible for such increases under this Lease) over the Tax Base Year shall be made by Lessee within thirty (30) days after receipt of Lessor’s written statement setting forth the amount due. Lessor will furnish Lessee with evidence that such taxes have been paid. If any such taxes to be paid by Lessee shall cover any period of time prior to or after the expiration or earlier termination of the Term, Lessee’s share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment after such proration. Lessee’s share of the increase in Real Property Taxes as compared to the Tax Base Year will be based on total square footage of the Project (58,000 sq. ft.) plus 17,500 sq. ft. at 450 Townsend, which totals 75,500 sq. ft. Lessee share is 38.4% (29,000 / 75,500; “Lessee’s Tax Share”).
(b)Additional Improvements. Notwithstanding Section 10.1(a) hereof, Lessee shall pay to Lessor upon demand the entirety of any increase in Real Property Taxes assessed by reason of Alterations or Utility Installations placed upon the Premises by Lessee or at Lessee’s request.
10.2Definition of “Real Property Taxes”. As used herein, the term “Real Property Taxes” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, Lessor’s right to rent or other income there from, and/or Lessor’s business of leasing the Premises. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in Applicable Law taking effect, during the Term of this Lease, including but not limited to a change in ownership, or change in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties. Notwithstanding the foregoing, any Real Property Taxes which may be paid in installments shall be so paid, and Lessee shall pay when due only those installments which are applicable to the Term. Any overpayments of Real Property Taxes shall at Lessee’s election be promptly refunded by Lessor or credited to the next payable installment of Rent. Notwithstanding anything to the contrary in this Lease, “Real Property Taxes” shall not include and Lessee shall not be required to pay any portion of any tax or assessment expense or any increase therein (a) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term to pay without penalty or interest; (b) imposed on land and improvements other than the Project; or (c) attributable to Lessor’s net income, inheritance, gift, transfer, estate or state taxes.

10.3San Francisco Prop C Gross Receipts tax: Lessee will pay respective share (based on payments made under this Lease) of all taxes due and payable to the city and county of San Francisco under Prop C based on the Lessee gross rent paid during the year as reported by Lessor to the City and County of San Francisco on the require tax forms. Lessee’s obligations include all gross receipts taxes on rents or rentals of commercial space, office space and/or warehouse space in the City of San Francisco, including, without limitation, (i) Proposition C which passed on June 5, 2018 and is also known as the Commercial Rent Tax for Childcare and Early Education (“Childcare Tax”), as it may be amended and/or recodified and (ii) Proposition C: San Francisco Gross Receipts Tax for Homelessness Services Initiative which passed on November 2018 (“Homelessness Tax”), as it may be amended (and/or recodified), and any tax, assessment or similar charge on the gross rents from the Premises levied against Landlord in lieu of the Childcare Tax or Homelessness Tax.
10.4Joint Assessment. If the Premises are not separately assessed, Lessee’s liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Lessor’s reasonable determination thereof, in good faith, shall be conclusive.
10.5Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause its Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said personal property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee within thirty (30) days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.
11Utilities. Lessee shall pay directly to each provider for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with all taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be reasonably determined by Lessor, of all charges jointly metered with other premises, as set forth in Section 4.3(a)(i). Notwithstanding the foregoing, if Lessee is unable to conduct its business within the Premises for five (5) consecutive business days as a result of the negligence or willful misconduct of Lessor to furnish any of the foregoing utilities, then Rent shall abate until such date as Lessor is able to commence to furnish such utilities and/or services.
12Assignment and Subletting.
12.1Lessor’s Consent Required.
(a)Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, “Assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent except for the exception as provided below under this section. When consent is required, it shall not be unreasonably withheld.
(b)A change in the control of Lessee shall constitute an assignment requiring Lessor’s consent. An Assignment or sublet to a related entity, subsidiary, or successor-entity of Lessee (“Affiliate”) does not require Lessor’s consent but Lessee has to provide written notice of said transfer and the Affiliate must have a net worth equal to or more than the Lessee at the time of the transfer or the First Delivery Date, whichever is greater. The transfer, on a cumulative basis, of fifty percent (50%) or more of the voting control of Lessee shall constitute a change in control for this purpose.
(c)Lessee shall have the right at any time to sublease or assign all or any portion of the Premises to any unrelated entity subject to Lessor’s prior consent, which shall not unreasonably be withheld, conditioned, or delayed. In the case of such a sublease or assignment of the Premises, except for a Permitted Transfer or a transfer to an Affiliate, the net profits from the Sublet (if any), after deducting the Lessee reasonable sublease cost, including sublease improvements, commissions, free rent and attorney’s fees, shall be split Seventy-Five Percent (75%) to Lessor and Twenty-Five Percent (25%) to Lessee.
(d)Notwithstanding anything to the contrary in this Lease, the involvement of Lessee or its assets or stock in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets or stock occurs, shall not be considered an assignment of this Lease by Lessee that would require Lessor’s consent. Any transaction, transfer, assignment or sublease set forth under this subsection and Section 12.1(b) shall be referred to as a “Permitted Transfer” and such transferee/assignee/sublessee (as applicable), a “Permitted Transferee”.
(e)An assignment or subletting of Lessee’s interest in this Lease that requires Lessor consent and said consent was not obtained, shall, at Lessor’s option, be a Default curable after notice per Section 13.1(c), or a non-curable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unconsent to assignment or subletting as a non-curable Breach, Lessor shall have the right to either: (i) terminate this Lease, or (ii) upon thirty (30) days written notice (“Lessor’s Notice”), increase the monthly Base Rent to fair market rental value or one hundred ten percent (110%) of the Base Rent then in effect, whichever is greater, until cured. Pending determination of the new fair market rental value, if disputed by Lessee, Lessee shall pay the amount set forth in Lessor’s Notice, with any overpayment credited against the next installment(s) of Base Rent coming due, and any underpayment for the period retroactively to the effective date of the adjustment being due and payable immediately upon the determination thereof.
12.2Terms and Conditions Applicable to Assignment and Subletting.
(a)Regardless of Lessor’s consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or Sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii)

alter the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.
(b)Lessor may accept any rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such an assignment nor the acceptance of any rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.
(c)The consent of Lessor to any assignment or subletting shall not constitute consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the Sublessee.
(d)Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or Sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a non-refundable fee of $1,000 as reasonable consideration for Lessor’s considering and processing the request for consent. In addition, Lessee shall reimburse Lessor for Lessor’s actually incurred attorneys’ fees and other direct costs in reviewing the request and consenting thereto, not to exceed $4,000 ($5,000 total, with Lessor’s fee). Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.
(e)Any assignee of, or Sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.
12.3Additional Terms and Conditions Applicable to Subletting. The following terms and condition shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:
(a)Lessor may collect rent from any Sublessee and apply same toward Lessee’s obligations under this Lease if there is a Breach by Lessee. Lessor shall not, by reason of the collection of the rents from a Sublessee, be deemed liable to the Sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such Sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such Sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Lessor and shall pay such rents and other charges to Lessor without any obligation or right to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim, until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said Sublessee to Lessor.
(b)In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any Sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the Sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such Sublessee to such Sublessor or for any other prior Defaults or Breaches of such Sublessor under such sublease.
(c)Any matter or thing requiring the consent of the Sublessor under a sublease shall also require the consent of Lessor herein.
(d)No Sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.
(e)Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the Sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The Sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the Sublessee.
(f)Seventy-Five percent (75%) of any sums or other economic consideration in excess of the “Net Profit” derived from the subletting or assignment (other than a Permitted Transfer or transfer to an Affiliate) shall be payable to Lessor as additional rent under this Lease without affecting or reducing any other obligation of Lessee hereunder. The definition of “Net Profits” in the case of a sublease or assignment of the Premises is determine by taking the base rent less: the Lessee reasonable sublease cost, including sublease improvements, commissions, free rent and attorney’s fees.
12.4Lessor’s Recapture Right.
(a)Notwithstanding any other provision of this Section 12, except for any Permitted Transfer or a transfer to an Affiliate, Lessor has the option, by written notice to Lessee within 15 days after Lessee’s request for consent, to recapture this Lease with respect to the space being sublet if Lessee decides to sublet the space.
13Default; Breach; Remedies.
13.1Default; Breach. Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with a Lessee Default or Breach (as hereinafter defined), $1,000.00 is a reasonable minimum sum per such occurrence for legal services and costs in the preparation and service of a notice of Default, and that Lessor may include the cost of such services and costs in said notice as rent due and payable to cure said Default. A “Default” is defined as a failure by the Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease (including, but not limited to, the failure to pay Base Rent or Additional Rent, when due at any time during the Term). A “Breach” is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, and shall entitle Lessor to pursue the remedies set forth in Sections 13.2 and/or 13.3:
(a)The vacating of the Premises without the intention to reoccupy same, or the abandonment of the Premises and in each case, failing to pay rent and/or repair and maintain the Premises as required under this Lease.
(b)The failure by Lessee to make any payment of Base Rent or any other monetary payment required to be made by Lessee hereunder, whether to Lessor or to a third party, as and when due, the failure by Lessee to provide Lessor with reasonable evidence of insurance required under this Lease, where such failure continues for a period of five (5) business days following written notice thereof by or on behalf of Lessor to Lessee.
(c)Except as expressly otherwise provided in this Lease, the failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable) of (i) compliance with Applicable Law per Section 6.3, (ii) the system maintenance contract required under Section 7.1(a), (iii) the rescission of an unauthorized assignment or subletting per Section 12.1(d), (iv) an Estoppel Certificate per Section 16, (v) the subordination or non-subordination of this Lease per Section 30, (vi) the execution of any document requested under Section 42 (easements), or (vii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) business days following written notice by or on behalf of Lessor to Lessee.
(d)A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Section 40 hereof, that are to be observed, complied with or performed by Lessee, other than those described in subsections (a), (b) or (c) above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee’s Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.
(e)The occurrence of any of the following events: (i) The making of Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee’s becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within ninety (90) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within ninety (90) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within ninety (90) days; provided, however, in the event that any provision of this subsections (e) is contrary to any Applicable Law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.
(f)The discovery by Lessor that any financial statement given to Lessor by Lessee or any Guarantor of Lessee’s obligations hereunder was materially and knowingly false and Lessee’s failure to correct such information within five (5) business days following written notice by or on behalf of Lessor to Lessee.
13.2Remedies. If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease beyond any applicable notice and cure period, within ten (10) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made under this Lease by Lessee to be made only by cashier’s check. In the event of a Breach of this Lease by Lessee, as defined in Section 13.1, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:
(a)Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease and the terms hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; (i) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and (iii) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefor, including but not limited to the cost of recovering possession of the Premises, expenses of reletting to the extent allocable to the remaining Term, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of the leasing commission paid by Lessor applicable to the unexpired Term of this Lease. The worth at the time of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Default or Breach of this Lease shall not waive Lessor’s right to recover damages under this Section. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under subsections 13.1(b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subsections 13.1(b), (c) or (d). In such case, the applicable grace period under subsections 13.1(b), (c) or (d) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.
(b)Continue the Lease and Lessee’s right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee’s Breach and abandonment and recover as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. See Sections 12 and 36 for the limitations on assignment and subletting which limitations Lessee and Lessor agree are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect Lessor’s interest under the Lease, shall not constitute a termination of Lessee’s right to possession.
(c)Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.
(d)The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Term or by reason of Lessee’s occupancy of the Premises.
13.3Intentionally Deleted.
13.4Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor’s designee within five (5) business days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to ten percent (10%) of such overdue amount; provided, however, that Lessee shall be entitled to four (4) grace periods (waiver of such late charge) during the Term. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.
13.5Breach by Lessor. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Section 13.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and by the holders of any ground lease, mortgage or deed of trust covering the Premises whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) -day period and thereafter diligently pursued to completion.
14Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called “Condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If in the reasonable judgment of Lessee, the condemnation taking renders the Building or Premises unsuitable for Lessee’s use, Lessee may terminate this Lease. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the building located on the Premises. No reduction of Base Rent shall occur if the only portion of the Premises taken is land on which there is no building. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received, over and above the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation, except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.
15Broker’s Fee.
15.1The Brokers(s) names in Section 1.12 are JLL and Newmark
15.2Upon execution of this Lease by both Parties, Lessor shall pay to said Brokers jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate written agreement between Lessor and said Brokers for brokerage services rendered by said Brokers to Lessor in this transaction.
15.3Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any named in Section 1.12) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Brokers is entitled to any commission or finder’s fee in connection with said transaction. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the Indemnifying Party, including any costs, expenses and attorneys’ fees reasonably incurred with respect thereto.

16Estoppel Certificates.
16.1Each Party (as “Responding Party”) shall within fifteen (15) days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party an estoppel certificate in writing in form similar to the then most current “Standard Estoppel Certificate - by Lessee” or “Standard Estoppel Certificate - by Lessor,” as applicable, published by the American Industrial Real Estate Association.
17Lessor’s Liability. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Except as provided in Section 15, upon such transfer or assignment and assumption of Lessor’s obligations hereunder and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by Lessor shall be binding only upon Lessor as herein above defined.
18Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.
19Interest on Past-Due Obligations. Any Base Rent payment due Lessor hereunder not received by Lessor within thirty (30) days following the date on which it was due and any other Rent payment due Lessor hereunder not received by Lessor within forty-five (45) days following the date on which it was due, shall bear simple interest from the thirty-first (31st) day and the forty-sixth (46th), as applicable, after it was due at the rate of ten percent (10%) per annum, or, if less, the maximum rate permitted by Applicable Law, in addition to the late charge provided for in Section 13.4.
20Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.
21Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.
22No Prior or Other Agreements. This Lease contains all agreement between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.
23Notices.
23.1All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by certified or registered mail or US Postal Service Express Mail, or by Federal Express overnight, next business day delivery, with all postage or delivery charges prepaid, and shall be deemed sufficiently given if served in a manner specified in this Section 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for all notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for the purpose of delivering notices to Lessee. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.
23.2Any notice sent by overnight courier services (USPS or FedEx type company) or registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If notice is received on a Sunday or legal holiday, it shall be deemed received on the next business day.
24Waivers. No waiver of a Default or Breach or other default of any term, covenant or condition hereof by either party, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor’s knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any preceding Default or Breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted. Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.
25Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.
26No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. In the event Lessee retains possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease, the Base Rent shall be increased to one hundred fifty percent (150%) of the Base Rent applicable during the month immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee. Lessee shall be responsible for all actual, direct damages suffered by Lessor for any Lessee holding over without Lessor’s written consent. Lessee shall not be liable for punitive, or speculative damages arising from any such holdover.

27Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.
28Covenants and Conditions. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.
29Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.
30Subordination; Attornment; Non-Disturbance.
30.1Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor’s default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor’s default and allow such Lender thirty (30) days following receipt of such notice for the cure of said default before invoking any remedies Lessee may have by reason thereof. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof. Notwithstanding anything to the contrary in this Lease, prior to the Commencement Date or as soon thereafter as reasonably practical, Lessor shall obtain from any lenders with a Security Device applicable to the Building a written agreement in such lender’s standard, industry-typical form reasonably satisfactory to Lessee providing for non-disturbance and recognition of Lessee’s interests under this Lease in the event of a foreclosure of the lender’s security interest. Further, the subordination of the Lease to an instrument of security shall be conditioned upon Lessee’s receipt from any such lenders such non-disturbance and recognition agreement. Lessee and Lessor acknowledge they have negotiated a form of a subordination, non-disturbance and attornment agreement acceptable to both parties.
30.2Attornment. Subject to the non-disturbance provisions of Section 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior Lessor or with respect to events occurring prior to acquisition of ownership, other than ongoing repair and maintenance obligations of Lessor under this Lease, (ii) be subject to any offsets or defenses which Lessee might have against any prior Lessor, other than ongoing repair and maintenance obligations of Lessor under this Lease, or (iii) be bound by prepayment of more than one month’s rent.

30.3Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving assurance (a “non-disturbance agreement”) from the Lender that Lessee’s possession and this Lease, including any options to extend the Term, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.
30.4Self-Executing. Except as otherwise provided in this Lease, the agreements contained in this Section 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.
31Attorney’s Fees. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorney’s fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorney’s fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorney’s fees reasonably incurred. Lessor shall be entitled to attorney’s fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is substantially commenced in connection with such Default or resulting Breach.
32Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise upon twenty four (24) hours’ notice to Lessee, for the purpose of showing the same to prospective purchasers, lenders, or, lessees during the last one hundred and eighty (180) days of the Term, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part, as Lessor may reasonably deem necessary. Lessor may at any time place on or about the Premises or building any ordinary “For Sale” signs and Lessor may at any time during the last one hundred twenty (120) days of the Term place on or about the Premises any ordinary “For Lease” signs. All such activities of Lessor shall be without abatement of rent or liability to Lessee but subject to all terms and conditions of this Lease. Any entry by Lessor and Lessor’s agents shall not impair Lessee’s operations more than reasonably necessary and shall comply with Lessee’s security, confidentiality and safety measures.
33Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without having first having obtained Lessor’s prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34Signs. Lessee shall not place any sign upon the Premises, except that Lessee shall have the right to, subject to Lessor’s prior review, install (but not on the roof) a sign on the exterior of the building limited to the brow of the first floor until the Existing Tenant vacates the Building. Thereafter, beginning January 1, 2027 and after the Existing Tenant vacates the Building, Lessee shall have exclusive signage rights to the exterior walls of the Building and otherwise subject to Lessor’s rights set forth below. Lessee’s exterior signage may be installed on the 444 Townsend Street face of the Building. Lessee is also allowed to install building standard signage at the lobby entrance to the Premises, the placement of which will be subject to Lessor’s prior written consent, which shall not be unreasonably withheld. The installation of any sign on the Premises by or for Lessee shall be subject to all of the provisions of Section 7 (Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations). Subject to Lessee’s signage rights described above, Lessor reserves all rights to the use of the roof and the right to install, and all revenues from the installation of, such advertising signs on the Premises and the Building, including the roof and the exterior of the Premises above the height of the first floor, as do not unreasonably interfere with the conduct of Lessee’s business or signage. Lessor may grant signage rights to other tenants of the Building or other third parties with respect to all areas other than those specifically granted to Lessee for signage use as described above.
35Alley. At such time as the Existing Lease is terminated, Lessee shall have the exclusive right to the alley from Townsend Street to Bluxome Streets of the aforementioned building solely for parking, EV charging and loading of Lessee’s personal property; provided, however, Lessor reserves the right to allocate one parking space in the alley to a future tenant of the second floor of the Building. Lessee, at Lessee’s sole cost, shall have the right to install EV charging stations in such areas mutually agreed to between Lessor and Lessee.
36Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor’s failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.
37Consents.
37.1Except as otherwise provided herein, wherever in this Lease the consent of Lessor is required to an act by or for the Lessee, such consent may be withheld in Lessor’s sole and absolute discretion. Lessor shall be under no obligation to consider any consent requested by Lessee unless Lessee is in strict compliance with all applicable provisions of the Lease at the time such request for consent is made by Lessee and the request fee pursuant to Section 12.2 (e) is paid and the Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ or other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment, a subletting or the presence or use of a

Hazardous Substance, practice or storage tank, shall be paid by Lessee to Lessor upon receipt of an invoice and supporting documentation thereof net of the Section 12.2 (e) payment. Lessor’s consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.
37.2All conditions to Lessor’s consent authorized by this Lease are acknowledged by Lessee as being reasonable. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.
38Quiet Possession. Provided Lessee is not in Default beyond all applicable notice and cure periods, Lessee shall have quiet possession and enjoyment on a 24/7 use of the Premises for the entire Term subject to all of the provisions of this Lease.
39Options.
39.1Definition. As used in this Lease, the word “Option” has only the following meaning: the right to extend the Term of this Lease or to renew this Lease.
39.2Options Personal to Original Lessee. Each Option granted to Lessee in this Lease is personal to the original Lessee named in Section 1.1 hereof and any Permitted Transferee or Affiliate, and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original Lessee (or Permitted Transferee or Affiliate) while the original Lease is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting. The Options, if any, herein granted to Lessee are not assignable, either as a part of an assignment of this Lease or separately or apart therefrom (except in the event of a Permitted Transfer or transfer to an Affiliate), and no Option may be separated from this Lease in any manner, by reservation or otherwise.
39.3Option to renew lease. Lessor grants the Lessee two (2) options of five (5) years each to renew this Lease under the same terms and conditions except the Base Rent shall be reset to FMV (defined hereafter) of the Premises as of the commencement date of each Option which Lessee may exercise if at all by providing Lessor written notice of its intention to exercise its options (“Lessee’s Notice”) no later than nine (9) months but no more than twelve (12) months prior to expiration of the Lease Term.
39.4Multiple Options. In the event that Lessee has multiple Options to extend or renew this Lease, a later option cannot be exercised unless the prior options to extend or renew this Lease have been validly exercised.

39.5Effect of Default on Options.
(a)Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary: (i) during the period commencing with the giving of any notice of Default under Section 13.1 and continuing until the noticed Default is cured, or (ii) during the period of time any monetary obligation due Lessor from Lessee is unpaid (following applicable notice and cure period), or (iii) if Lessee has been in default of any provision of this Lease and received a notice to cure in connection therewith, whether or not cured, more than twice during the Term.
(b)The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Section 39.4(a).
(c)Initial rent for the first year of the Option shall be at the fair market value of the Premises (“FMV”) as determined by Lessor’s Broker. Such determination shall be made on or before thirty (30) days after Lessee’s Notice, and Lessor shall notify Lessee of the FMV, in writing. In the event Lessee disagrees with the FMV, then within twenty (20) days after receipt of Lessor’s notice of FMV, Lessee must notify Lessor in writing (the “Notice”). The following information must be contained in the Notice:
1.That Lessee disagrees with Lessor’s determined rental rate.
2.The FMV rental rate as determined by Lessee.
3.Support for Lessee’s opinion of the FMV rental rate.
4.A copy of Lessee’s Broker’s letter of determination of FMV. Said letter shall not only state the FMV, but also clearly state the comparables used in the evaluation and the methodology used to determine the FMV.
If the FMV was not based on a review of similar space in the South of Market area of San Francisco or does not contain a detailed analysis which can be used to support Lessee’s Broker’s finding, it will be deemed an improper valuation and Lessor’s Broker’s determination of FMV will be final. Lessee, upon notification that their Broker’s valuation is not valid, shall have fifteen (15) business days to either terminate its election to exercise the option or accept Lessor’s determination of FMV. In any case, Lessee’s Broker must meet the qualifications as defined below. If Lessee fails to notify Lessor that they disagree within the required time period, then Lessor’s determination of FMV will be final and will be the rental value for the start of the Option. If Lessee’s determination of FMV is performed properly and Lessor disagrees with Lessee’s findings, then Lessor has twenty (20) days to notify Lessee that Lessor disagrees. If Lessor fails to notify Lessee in a timely manner, then Lessee’s determination of FMV will be final and will be the rental value for the start of the Option. Upon receipt of a timely notice, the party’s Brokers will meet in the next ten (10) days to determine if they can agree on the FMV. If either of the Brokers do not make a meeting in that ten-day period for any reason, then the other Broker’s valuation will be used as the FMV. If they cannot agree with twenty (20) days of the date of the notice, they will appoint a third Broker within thirty (30) days of the date of the notice. This third Broker’s determination of FMV will be final and binding on the parties. The parties shall each bear the costs of their own broker. Each of the parties shall bear one half of the cost of appointing the third Broker and of paying the third Broker’s fee. All Brokers appointed herein shall have a minimum of five (5) years’ experience in commercial real estate appraising in San Francisco and the third Broker shall be a person who has not previously acted in any capacity for either party. The Brokers shall base their appraisal upon a five (5) year lease term and shall consider the highest and best use for the Premises. The Broker(s) shall ignore any and all terms and conditions of the executed lease, including Lessor’s right to terminate the Option and shall only base their determination of FMV on the facts as stated above. After the FMV has been set, the parties shall immediately execute an amendment to this Lease stating the FMV.
In the event that the parties have not agreed upon the FMV by the date of commencement of the Option, then Lessee shall pay to Lessor as Base Rent the rental rate as stated in the Lessor’s notice. If the Base Rent is later changed as a result of the aforementioned process, the Lessor will reimburse Lessee or Lessee will pay to Lessor the actual difference in the FMV rental rates as determined by the Broker(s). This amount shall be due and payable within fifteen (15) business days of receipt of the final determination notice by the deciding Broker(s).
The minimum monthly rent (“base rent”) as hereinabove set forth shall be subject to adjustment on each anniversary date thereafter during the Option, (“the adjustment date”) as stated in section 4.1 of this lease.
40Multiple Buildings. If the Premises are part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by, keep and observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or Lessees of such other buildings and their invitees, and that Lessee will pay its fair share of common expenses incurred in connection therewith.
41Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Subject to Lessor’s obligations under this Lease, Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from acts of third parties. Lessee has the right to install its proprietary security systems at the entrances to and within its Premises at its sole cost, subject to Lessor’s reasonable approval as to installation and related alterations to the Building.
42Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee or decrease Lessee’s rights or increase Lessee’s obligations under this Lease. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.
44Authority. If either Party hereto is a corporation, trust, or general or limited partnership, each Party represents and warrants that individual executing this Lease on behalf of such entity is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.
45Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.
46Offer. Preparation of this Lease by Lessor or Lessor’s agent and submission of same to Lessee shall not be deemed an offer to lease to Lessee. This Lease is not intended to be binding until executed by all Parties hereto.
47Amendments. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification. The parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not decrease Lessee’s rights or increase Lessee’s obligations hereunder, Lessee agrees to make such commercially reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional, insurance company, or pension plan Lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.
48Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.
49Advance Payment of Insurance and Real Property Tax. In order to insure payment when due and before delinquency of any or all Real Property Taxes (see Section 10) and/or Insurance (See Section 8.1), Lessor reserves the right, at Lessor’s option, to estimate the current Real Property Taxes and/or Insurance Premiums applicable to the Premises one time only at the beginning of each calendar year during the Term, and to require such current year’s increases to be paid in advance to Lessor by Lessee monthly in advance with the payment of the Base Rent. The monthly payment shall be that equal monthly amount which, over the number of months remaining before the month in which the applicable payment would become delinquent (and without interest thereon), would provide a fund large enough to fully discharge before delinquency the estimated Increases to be paid. No later than thirty (30) days after the end of each calendar year, Lessor shall send a reconciliation statement to Lessee detailing all amounts paid by Lessee and all amounts for Real Property Taxes and Insurance owed by Lesse for such prior calendar year, along with all written evidence detailing such costs incurred (“Lessor’s Statement”). If the amounts paid to Lessor by Lessee for Real Property Taxes and Insurance were less than what Lessee is required to pay under this Lease, Lessee shall pay to Lessor, within thirty (30) days of Lessee’s receipt of Lessor’s Statement such additional sums as are necessary to pay such obligation. If the amounts paid to Lessor by Lessee for Real Property Taxes and Insurance were greater than what Lessee is required to pay under this Lease, Lessor shall credit such overpaid amounts against the next installment of Base Rent or if at the end of the Term, Lessor shall send such overpaid amount to Lessee within thirty (30) days of Lessee’s receipt of Lessor’s Statement. Lessee or its authorized representative shall have the right to inspect the books of Lessor, for the purpose of verifying the information contained in Lessor’s Statement.
50Waiver of jury trial. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.
51Days. Unless otherwise specifically indicated to the contrary, the work “days” as used in this Lease shall mean and refer to calendar days.
LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.
IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL. FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY AS TO THE POSSIBLE PRESENCE OF ASBESTOS, STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE REAL ESTATE BROKER(S) OR THEIR AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATED; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

The parties hereto have executed this Lease at the place on the dates specified above to their respective signatures.

Executed at	Phoenix, AZ 85048	Executed at	Las Vegas, Nevada

On	14/11/2025	On	17/11/2025

LESSOR		LESSEE

Townsend Street Associates, LLC, a California limited liability company		Neutron Holdings, Inc. a Delaware corporation

By	: /s/ Raymond S. Bregante	By:	/s/ Ann Gugino
	Name: Raymond S. Bregante		Name: Ann Gugino
	Title: Managing Member		Title: CFO

Address:	14203 S 12th Place S Phoenix, AZ	Address:	85 2nd Street, suite 750 San Francisco, California 94105

Telephone: [***] or [***]		Telephone: [***]
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